                                                                    Exhibit (11)

                               THE LTV CORPORATION
                  Calculation of Basic Earnings Per Share (EPS)
                   (Dollar amounts in millions except for EPS)
                            (Share data in thousands)

                                                                Three Months Ended March 31,
                                               ----------------------------------------------------------------
                                                             1998                              1997
                                               -------------------------------   ------------------------------
                                                Shares     Amount      EPS        Shares     Amount      EPS
                                               ----------  --------  ---------   ----------  --------  --------

Net income (loss)                                             $ 19                              $ 27

Preferred stock dividend
     requirements                                               (1)                               (1)
                                                              -----                             ----
                                                              $ 18                              $ 26
                                                              =====                             ====
Share base:
     Average common
         stock outstanding                        99,807                           105,029

BASIC EARNINGS PER SHARE                                              $ 0.19                            $ 0.25
                                                                      =======                           ======



                               THE LTV CORPORATION
                Calculation of Dilutive Earnings Per Share (EPS)
                   (Dollar amounts in millions except for EPS)
                            (Share data in thousands)

                                                           Three Months Ended March 31,
                                           ---------------------------------------------------------------
                                                        1998                              1997
                                           ------------------------------   ------------------------------
                                            Shares     Amount     EPS         Shares     Amount     EPS
                                           ---------- --------- ---------   ----------- --------- --------
Net income                                                $ 19                              $ 27

Preferred stock dividend
     requirements                                           (1)                               (1)
                                                          ----                               ---
                                                            18                                26
Share base:
     Average common
         stock outstanding                    99,807                           105,029
Common Stock equivalent shares
     resulting from outstanding
     Series A Warrants, Stock
     Options and Restricted Stock                155                               102
Common Stock issuable upon
     conversion of Series B
     Preferred Stock                             (A)                             2,926         1
Common Stock issuable upon
     conversion of Senior
     Secured Convertible Notes                   (B)                               (A)
                                              ------      -----                -------      ----
                                              99,962      $ 18                 108,057      $ 27
                                              ======      =====                =======      ====

DILUTIVE EARNINGS PER SHARE                                       $ 0.19                           $ 0.25
                                                                  ======                           ======


(A)  Addition of these shares would result in antidilution in 1997.
(B)  Senior Secured Convertible Notes were redeemed in September 1997.